Exhibit 5.1

March 11, 2019

BrightSphere Investment Group Inc.
200 Clarendon Street, 53rd Floor
Boston, Massachusetts 02116

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:
We have acted as counsel to BrightSphere Investment Group Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of shares of Common Stock, par value $0.001 per share (the “Shares”) pursuant to the scheme of arrangement (the “Scheme of Arrangement”), as filed as an exhibit to the Registration Statement (as defined below). Pursuant to the Scheme of Arrangement, the Company will issue one Share for each ordinary share, nominal value $0.001 per share of BrightSphere Investment Group plc outstanding as of the Scheme Record Time set forth in the Scheme of Arrangement. The Shares are being registered pursuant to a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on March 11, 2019 (as amended, the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related proxy statement/prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issue of the Shares.
In connection with this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the form of Amended and Restated Certificate of Incorporation of the Company and the form of Amended and Restated Bylaws of the Company, (ii) certain resolutions of the Company’s Board of Directors relating to the Registration Statement and the issuance of the Shares under the Scheme of Arrangement, (iii) the Registration Statement and the Prospectus, and (iv) such other documents and records as we have deemed necessary.
We have examined such matters of fact and questions of law as we have considered appropriate for purposes of this opinion. In addition, with respect to matters of fact relevant to the opinion expressed below, we have relied with your consent upon certificates of officers of the Company, representations made by the Company in documents examined by us and representations of officers of the Company. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of the opinion expressed below.
We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile, pdf or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. Our opinion expressed below is subject to the assumptions that the High Court of Justice of England and Wales will sanction the Scheme of Arrangement, and shareholder approval of the proposals set forth in the proxy statement included in the Registration Statement will be obtained.
Subject to the foregoing and the other matters set forth herein, it is our opinion that, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor and have been issued by the Company in accordance with the Scheme of Arrangement, the issue of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware (the “DGCL”).
We are opining herein as to the DGCL, and we express no opinion with respect to any other laws.
We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP